UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02Termination of a Material Definitive Agreement.

On May 16, 2018, HTG Molecular Diagnostics, Inc. (the “Company”) received written notice from QIAGEN Manchester Limited (“QIAGEN”), a U.K. corporation and wholly owned subsidiary of QIAGEN N.V., that QIAGEN has terminated the first statement of work, dated June 14, 2017, as amended (“SOW One”) under the Master Assay Development, Commercialization and Manufacturing Agreement (“Master Agreement”) between the parties.

SOW One relates to the development and use of a next-generation sequencing-based clinical trial assay (the “Project”) that is the subject of a sponsor project agreement between QIAGEN and a pharmaceutical company (“Pharma One”). The notice follows the termination of the Project by Pharma One. As a result of the termination of SOW One, the Company will discontinue development activities related to the Project.

SOW One relates to one of three development programs, each for a different pharmaceutical company, announced to date under the Master Agreement. SOW One is the only development program under the Master Agreement affected by the notice of termination.

QIAGEN North American Holdings, Inc., a wholly owned subsidiary of QIAGEN N.V., owns 833,333 shares of the Company’s common stock, and holds a subordinated convertible promissory note issued by the Company in the principal amount of $3.0 million.

Item 7.01Regulation FD Disclosure.

The Company was informed that the termination of SOW One is the result of Pharma One’s Project-related phase three drug trial failing to meet its endpoint, and that the termination of SOW One was not attributable to any performance issues associated with the Company’s products or services. It is not uncommon for clinical trials to fail, and the Company accordingly expects that up to 50% of the phase three clinical trials conducted by biopharmaceutical company customers in conjunction with the Master Agreement could fail to meet their endpoints. As a result, the Company expects that its program pipeline under the Master Agreement will continue to be dynamic, including the possible initiation of new biopharma programs and the potential termination of other biopharma programs. The Company reconfirms its previous 2018 revenue guidance of $21.0 to $25.0 million.

Safe Harbor Statement:

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations with respect to biopharma programs under the Master Agreement and the Company’s revenue projections and related guidance. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the Company may not achieve its revenue expectations for 2018 (including, without limitation, due to variations from expectations in the amount or timing of work it performs under one or more companion diagnostic development programs with large pharma customers, which development programs comprise an increasing portion of the Company’s business and therefore have the ability to significantly impact the timing and amount of revenue recognized in one or more fiscal periods), the risk that the Company may not realize the benefits expected under the Master Agreement, risks associated with the Company’s ability to successfully commercialize its products; and the risk that the Company’s products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all. These and other factors are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including without limitation its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. All forward-looking statements contained in this report speak only as of the date on which they were made, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer